Exhibit 5.2

BEIJING BRUSSELS DUBAI FRANKFURT JOHANNESBURG LONDON LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO SEOUL SHANGHAI WASHINGTON	Covington & Burling LLP The New York Times Building 620 Eight Avenue New York NY 10018-14056 T +12128411000

November 9, 2020

BioNTech SE

An der Goldgrube 12 D-55131

Mainz Germany

Ladies and Gentlemen:

We have acted as United States counsel to BioNTech SE, a European stock corporation (Societas Europaea) incorporated in Germany and governed by the laws of the European Union and the Federal Republic of Germany and registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Mainz, the Federal Republic of Germany, under number HRB 48720 (the “Company”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form F-3 filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (such registration statement is herein referred to as the “Registration Statement”), of an indeterminate amount of one or more of the following securities (the “Securities”), which the Company may issue from time to time under the Registration Statement: (i) ordinary shares of the Company, with no par value and a nominal value attributable to each share of €1.00 (the “Ordinary Shares”), which may include Ordinary Shares issuable upon the conversion or exercise of the other Securities included in the Registration Statement, (ii) one or more series of senior or subordinated debt securities (the “Debt Securities”), to be issued pursuant to a senior debt indenture or a subordinated debt indenture in substantially the form filed as Exhibit 4.4 or Exhibit 4.5 to the Registration Statement, as applicable, (iii) rights to subscribe for Ordinary Shares, (iv) purchase contracts for the purchase or sale by the Company of equity securities issued by the Company and (v) units comprised of one or more of foregoing securities.

We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

We have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities, (i) the execution, delivery and performance by the Company of the applicable indenture and any supplemental indenture (together, the “Indenture”), and all actions necessary for the issuance of the Debt Securities, and the form and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company or otherwise; and (ii) the Company will have duly authorized, executed and delivered the Indenture and will have duly authorized the issuance of any such Debt Security, and that none of such authorizations will have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof. We have also assumed that the Debt Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement. We have assumed further that the Indenture will be governed by and construed in accordance with the laws of the State of New York. We have assumed that each party to the Indenture other than the Company has, or will have, duly authorized, executed and delivered the Indenture and that the Indenture is, or will be, the valid and binding obligation of such party, enforceable against it in accordance with its terms.

BioNTech SE

November 9, 2020

We have assumed further that the Company is duly organized, validly existing and in good standing under the laws of the European Union and the Federal Republic of Germany and has all requisite power, authority and legal right to execute, deliver and perform its obligations under the Debt Securities and the Indenture. With respect to all matters of laws of the European Union and the Federal Republic of Germany, we note that you are relying on an opinion of Freshfields Bruckhaus Deringer Rechtsanwälte Steuerberater PartG mbB, dated as of the date hereof, which opinion is filed as Exhibit 5.1 to the Registration Statement.

Additionally, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that, with respect to the Debt Securities, when, as and if (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) the Indenture has been duly executed and delivered on behalf of the Company and Wilmington Trust, National Association, as trustee (the “Trustee”) and such Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (iii) all necessary corporate action has been taken by the Company to authorize, execute and deliver any necessary supplemental indenture and to authorize the form, terms, execution and delivery of the Debt Securities; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; and (v) such Debt Securities have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and have been duly issued and delivered against payment therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Debt Securities and the plan of distribution, then, upon the happening of such events, such Debt Securities will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Our opinion above is qualified to the extent that the enforcement of any Debt Securities denominated in a currency other than United States dollars may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

We express no opinion as to (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law, (ii) releases or waivers of unmatured claims or rights, (iii) indemnification, contribution, exculpation or arbitration provisions, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy, (iv) provisions for liquidated damages and penalties, penalty interest and interest on interest, (v) provisions purporting to supersede equitable principles, including provisions requiring amendments and waivers to be in writing and provisions making notices effective even if not actually received, (vi) restrictions upon transfers, pledges or assignments of a party’s rights under the Indenture, or (vii) provisions purporting to make a party’s determination conclusive.

BioNTech SE

November 9, 2020

We are members of the bar of the State of New York. We do not express any opinion herein on any laws other than the law of the State of New York.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Covington & Burling LLP